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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in and incorporation by reference in Amendment No. 1 to Registration Statement No. 333-72781 of Powerwave Technologies, Inc. on
Form S-3 of our report dated January 19, 1999, appearing in the Prospectus, which is part of this Registration Statement, and appearing in the Annual Report on Form 10-K of Powerwave Technologies, Inc. for the year ended January 3, 1999, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

March 9, 1999